SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              July 22, 2004

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Item 12.  Results of Operations and Financial Condition.

On July 22, 2004, UbiquiTel Inc. announced its subscriber results for the quarter ended June 30, 2004, in the following press release:

FOR IMMEDIATE RELEASE

CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Tayo Ogundipe
UbiquiTel Inc.
(610) 832-3340

UBIQUITEL REPORTS SECOND QUARTER SUBSCRIBER RESULTS

Adds 16,900 net subscribers with 81% in prime credit classes

CONSHOHOCKEN, Pa. – July 22, 2004 – UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint (NYSE: FON, PCS), today reported subscriber results for the second quarter ended June 30, 2004.

•                  Net subscriber additions for the quarter were approximately 16,900, excluding resellers, bringing the ending subscriber base to approximately 365,900, excluding resellers. 74% of total subscribers were in the prime credit classes.

•                  Churn improved to 2.7% from 3.1% in the first quarter 2004 and 2.9% in the second quarter 2003.

“Our second quarter subscriber results reflect a good balance in improving our subscriber mix and growing our base,” said Donald A. Harris, chairman and chief executive officer of UbiquiTel Inc. “We continue to focus on prime subscriber additions, 2-year contracts and PCS Vision to drive down churn and profitably grow our subscriber revenues at a rapid pace.”

The company earlier announced that it will issue a press release summarizing its quarterly results after the market closes on Tuesday, August 3, and conduct a conference call on Wednesday, August 4, at 10.30 a.m., Eastern Time, to discuss its results for the three months ended June 30, 2004.

Definition of Term Used

UbiquiTel uses certain non-financial terms, such as churn, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP.  The non-financial metrics reflect industry conventions which are commonly used by the investment community for comparability purposes.  Churn, the non-financial metric used in this release, is the monthly rate of customer turnover expressed as the percentage of customers of the beginning customer base that both voluntarily and involuntarily discontinued service during the period. Churn is computed by dividing the number of customers that discontinued service during the month, net of 30-day returns, by the beginning customer base for the period.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.0 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

About Sprint

Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 70,000 employees worldwide and nearly $27 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; the potential impact of wireless local number portability; anticipated future net losses; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

Date: July 22, 2004	By:	/s/ James J. Volk
James J. Volk
Chief Finanial Officer